                                                                    EXHIBIT 10.1

                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (this "Agreement") is dated as of May 19, 1996 among Republic Environmental Systems, Inc., a Delaware corporation ("RESI"), Republic/CSC Acquisition Corporation ("CSC Merger Sub") and Republic/CSU Acquisition Corporation ("CSU Merger Sub" and, together with CSC Merger Sub, the "Merger Subs"), each a Delaware corporation and wholly-owned subsidiary of RESI, Alliance Holding Corporation, an Ohio corporation ("Alliance"), and Century Surety Company ("CSC") and Commercial Surety Agency, Inc., d/b/a Century Surety Underwriters ("CSU" and together with CSC, the "Alliance Companies"), each an Ohio corporation and wholly-owned subsidiary of Alliance. RESI, the Merger Subs, the Alliance Companies and Alliance may hereinafter be referred to collectively as the "Parties" or individually as a "Party."

                                    RECITALS

     Each of the Boards of Directors of RESI and Alliance has determined that it is in the best interests of their respective stockholders for RESI to acquire each of the Alliance Companies on the terms and subject to the conditions set forth herein. In order to effectuate the transaction, RESI has organized each of the Merger Subs as a wholly-owned subsidiary of RESI and has agreed, subject to the terms and conditions set forth in this Agreement, to merge (i) CSC Merger Sub with and into CSC, with CSC as the surviving corporation, and (ii) CSU Merger Sub with and into CSU, with CSU being the surviving corporation. As a result of such mergers, each of the Alliance Companies will become a wholly-owned subsidiary of RESI.

                               TERMS OF AGREEMENT

     In consideration of the mutual representations, warranties, covenants and agreements contained herein, the Parties hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     1.1 DEFINED TERMS. As used herein, the following terms shall have the following meanings:

          "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 under the Exchange Act, as in effect on the date hereof.

          "Agreement" shall mean this Agreement and Plan of Merger together with all exhibits and schedules attached hereto.

          "Alliance" shall have the meaning set forth in the Preamble hereof.

          "Alliance Companies" shall have the meaning set forth in the Preamble hereof.

          "Alliance Companies Common Stock" shall have the meaning set forth in
     Section 2.7 hereof.

          "Alliance Companies' Subsidiaries" shall have the meaning set forth in
     Section 4.8 hereof.

          "Closing" shall mean the closing of the transactions contemplated by
     Section 2.2 hereof.

          "Closing Date" shall mean the tenth day following the satisfaction or waiver of the conditions set forth in Article VII or such date as otherwise agreed upon by the Parties.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Contract" means any agreement, indenture, lease, sublease, license, sublicense, promissory note, evidence of indebtedness, insurance policy, annuity, mortgage, restriction, commitment, obligation or other contract, agreement or instrument (whether written or oral).

          "CSC" shall have the meaning set forth in the Preamble hereof.

          "CSC Common Stock" shall have the meaning set forth in Section 2.7 hereof.

          "CSC Merger Sub" shall have the meaning set forth in the Preamble hereof.

          "CSC Subsidiaries" shall have the meaning set forth in Section 4.8 hereof.

          "CSU" shall have the meaning set forth in the Preamble hereof.

          "CSU Common Stock" shall have the meaning set forth in Section 2.7 hereof.

          "CSU Merger Sub" shall have the meaning set forth in the Preamble hereof.

          "DGCL" shall have the meaning set forth in Section 2.1 hereof.

          "Effective Time" shall have the meaning set forth in Section 2.2 hereof.

          "Employee Benefit Plans" shall have the meaning set forth in Section
     4.20 hereof.

          "Employment/Non-Competition Agreements" shall have the meaning set forth in Section 6.19 hereof.

          "ERISA" shall have the meaning set forth in Section 4.20 hereof.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "GAAP" means generally accepted accounting principles in the United States, consistently applied throughout the specified period and in the comparable period in the immediately preceding year.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.

          "HSR Act" shall have the meaning set forth in Section 3.15 hereof.

          "Indemnified Party" shall have the meaning set forth in Section 8.2 hereof.

          "Indemnifying Party" shall have the meaning set forth in Sections 8.2 hereof.

          "Information Statement" shall have the meaning set forth in Section
     6.6 hereof.

          "Intellectual Property" shall have the meaning set forth in Section
     4.24 hereof.

          "Lien" means any mortgage, pledge, security interest, assessment, encumbrance, lien, lease, sublease, adverse claim, levy, or charge of any kind, or any conditional Contract, title retention Contract or other contract to give or refrain from giving any of the foregoing.

          "Material Adverse Change" or "Material Adverse Effect" means, with respect to any Person, any change or effect that is or is reasonably likely to be materially adverse to the financial condition, business, prospects or results of operations of such Person.

          "Mergers" shall have the meaning set forth in Section 2.1 hereof.

          "Merger Subs" shall have the meaning set forth in the Preamble hereof.

          "Note" shall have the meaning set forth in Section 2.8 hereof.

          "OGCL" shall have the meaning set forth in Section 2.1 hereof.

          "Parties" or "Party" shall have the meaning set forth in the Preamble hereto.

          "Permits" shall have the meaning set forth in Section 4.23 hereof.

          "Person" means any natural person, partnership, corporation, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority, proprietorship, union, association, arbitrator, board, bureau, instrumentality, self-regulatory organization or other entity, of whatever nature.

          "Purchase Agreements" shall have the meaning set forth in Section 7.3(f) hereof.

          "Real Property" shall have the meaning set forth in Section 4.17 hereof.

          "Registration Statement" shall have the meaning set forth in Section
     6.6 hereof.

          "Regulatory Agent" shall have the meaning set forth in Section 4.16 hereof.

          "Requirement of Law" means as to any Person, the articles of incorporation, bylaws or other organizational or governing documents of such Person, and any domestic or foreign and federal, state or local law, rule, regulation, statute or ordinance or determination of any arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject including, without limitation, all applicable insurance laws and regulations.

          "RESI" shall have the meaning set forth in the Preamble hereof.

          "RESI Common Stock" shall have the meaning set forth in Section 2.7 hereof.

          "SEC" means the Securities and Exchange Commission.

          "SEC Reports" has the meaning specified in Section 3.6 hereof.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Series A Warrants" shall have the meaning set forth in Section 2.7 hereof.

          "Series B Warrants" shall have the meaning set forth in Section 2.7 hereof.

          "Series C Warrants" shall have the meaning set forth in Section 2.7 hereof.

          "Shares" shall have the meaning set forth in Section 2.7 hereof.

          "Stockholders' Meeting" shall have the meaning set forth in Section
     6.7 hereof.

          "Stock Split" shall mean the two for one stock split to be effected on June 30, 1996 by means of a stock dividend of one share of RESI Common Stock for each share of RESI Common Stock held of record on June 14, 1996.

          "Subsidiary" means each of those Persons of which another person, directly or indirectly owns beneficially securities having more than 50% of the voting power in the election of directors (or persons fulfilling similar functions or duties) of the owned Person (without giving effect to any contingent voting rights).

          "Surviving Corporation" shall have the meaning set forth in Section
     2.1 hereof.

          "Tax" or "Taxes" means all taxes, charges, fees, levies, guaranty fund assessments or other similar assessments or liabilities, including, without limitation, income, gross receipts, ad valorem, premium, excise, real property, personal property, windfall profit, sales, use, transfer, licensing, withholding, employment, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any subdivision, agency or other similar Person of the United States or any such government; and such term shall include any interest, fines, penalties, assessments or additions to tax resulting from, attributable to, or incurred in connection with any such tax or any contest or dispute thereof.

          "Terminating Alliance Breach" shall have the meaning set forth in
     Section 9.1 hereof.

          "Terminating RESI Breach" shall have the meaning set forth in Section
     9.1 hereof.

          "Warrant Certificates" shall have the meaning set forth in Section 2.7 hereof.

          "Warrant Shares" shall mean the RESI Common Stock to be issued upon the exercise of the Warrants.

          "Warrants" shall have the meaning set forth in Section 2.7 hereof.

     1.2 OTHER DEFINITIONAL PROVISIONS.

          (a) The terms "hereof," "herein," "hereby," "hereto" and derivative or similar words refer to this entire Agreement.

          (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

          (c) All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP.

          (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

          (e) All references to "dollars" or "$" refer to currency of the United States of America.

                                   ARTICLE II

                                  THE MERGERS

     2.1 THE MERGERS. Subject to and upon the terms and conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL") and the Ohio General Corporation Law (the "OGCL"), at the Effective Time, (i) CSC Merger Sub shall be merged with and into CSC (the "CSC Merger") and CSU Merger Sub shall be merged with and into CSU (the "CSU Merger" and, together with the CSC Merger, the "Mergers"). As a result of the Mergers, the separate corporate existence of each of the Merger Subs shall cease and CSC and CSU shall continue as the surviving corporations (the "Surviving Corporations").

     2.2 CONSUMMATION OF THE MERGERS. The Closing shall take place on the Closing Date at the offices of Alliance, 10055 Sweet Valley Drive, Valley View, Ohio 44125, or such other place as the Parties may agree. At the time of the Closing, the Parties shall cause each of the Mergers to be consummated by filing
(a) Certificates of Merger with the Secretary of State of the State of Delaware, in such form as required by and executed in accordance with the relevant provisions of the DGCL, and (b) Certificates of Merger with the Secretary of State of the State of Ohio, in such form as required by and executed in accordance with the relevant provisions of OGCL (the date and time of such filing is referred to herein as the "Effective Time") and shall deliver such other documents and instruments as required under the terms of this Agreement.

     2.3 EFFECT OF THE MERGERS. Each of the Mergers shall have the effect set forth in Section 259 of the DGCL and Section 1701.82 of the OGCL.

     2.4 CERTIFICATE OF INCORPORATION AND BYLAWS. At the Effective Time, the Articles of Incorporation and Code of Regulations of each of CSC and CSU immediately prior to the Effective Time shall be and continue to be the Articles of Incorporation and Code of Regulations, respectively, of the applicable Surviving Corporation.

     2.5 DIRECTORS AND OFFICERS. At the Effective Time, those persons serving as directors and officers of CSC and CSU, respectively, immediately prior to the Effective Time shall submit their resignations. The initial directors and officers of the respective Surviving Corporations shall be appointed by the Board of Directors of RESI, each to hold office in accordance with the Articles of Incorporation of the respective Surviving Corporation until his or her respective successor is duly elected or appointed and qualified or until his or her earlier death, resignation or removal. The majority of the directors on the initial Boards of Directors of the respective Surviving Corporations and their insurance subsidiaries shall be members of the current management of the Alliance Companies.

     2.6 CONSIDERATION. As consideration for the acquisition by RESI from Alliance of all of the Alliance Companies Common Stock (defined herein), RESI shall issue to Alliance:

          (a) as set forth in Section 2.7, (i) an aggregate of 15,000,000 shares of RESI common stock, $.01 par value per share ("RESI Common Stock"), and
     (ii) warrants to purchase an aggregate of 4,200,000 shares of RESI Common Stock; and

          (b) a promissory note payable to Alliance in the aggregate principal amount of $4,000,000 with such terms as set forth in the form attached hereto as Exhibit 2.6 (the "Note").

     2.7 CONVERSION OF SECURITIES. At the Effective Time, by virtue of each of the Mergers and without any action on the part of the Parties or the holders of any of their respective securities:

          (a) All shares of CSC common stock, $10,000 par value per share (the "CSC Common Stock"), and CSU common stock, no par value per share (the "CSU Common Stock" and, together with the CSC Common Stock, the "Alliance Companies Common Stock"), issued and outstanding immediately prior to the Effective Time (other than shares of CSC Common Stock or CSU Common Stock held by CSC or CSU, respectively, in its treasury) shall be converted into the right to receive (i) an aggregate of 15,000,000 shares (the "Shares") of RESI Common Stock, and (ii) warrants to purchase (a) an aggregate of 1,400,000 shares of RESI Common Stock at a purchase price of $2.625 per share, exercisable in whole or in part at any time and from time to time from the Closing Date until 6:00 p.m. on the date two years from the Closing Date (the "Series A Warrants"), (b) an aggregate of 1,400,000 shares of RESI Common Stock at a purchase price of $3.125 per share, exercisable in whole or in part at any time and from time to time from the Closing Date until 6:00 p.m. on the date three years from the Closing Date (the "Series B Warrants"), and (c) an aggregate of 1,400,000 shares of RESI Common Stock at a purchase price of $3.875 per share, exercisable in whole or in part at any time and from time to time from the Closing Date until 6:00 p.m. on the date four years from the Closing Date (the "Series C Warrants" and, together with the Series A Warrants and the Series B Warrants, the "Warrants"), pursuant to the warrant certificates in the forms attached hereto as Exhibits 2.7(a)(1), 2.7(a)(2) and 2.7(a)(3), respectively (the "Warrant Certificates").

          (b) Each share of CSC Common Stock and CSU Common Stock held in the treasury of CSC and CSU, respectively, immediately prior to the Effective Time shall automatically be canceled and retired and cease to exist, without any conversion thereof.

          (c) Each share of CSC Merger Sub common stock, $.01 par value per share and each share of CSU Merger Sub common stock, $.01 par value per share, issued and outstanding immediately prior to the Effective Time shall be automatically converted into one share of common stock of the respective Surviving Corporation.

     2.8 EXCHANGE OF CERTIFICATES. Following the Effective Time, Alliance shall tender the share certificates representing the Alliance Companies Common Stock to RESI, and RESI shall promptly (and in any event within five business days) issue to or at the direction of such holder one or more share certificates representing the Shares.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                          OF RESI AND THE MERGER SUBS

     As a material inducement to Alliance and each of the Alliance Companies entering into this Agreement and consummating the transactions contemplated hereby, RESI and each of the Merger Subs represent and warrant, jointly and severally, to Alliance and each of the Alliance Companies as follows:

     3.1 CORPORATE STATUS.

          (a) Each of RESI, its Subsidiaries and the Merger Subs is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of RESI, its Subsidiaries and the Merger Subs has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted. Each of RESI, its Subsidiaries and the Merger Subs is qualified or licensed to conduct business in all jurisdictions where its ownership or lease of property and the conduct of its business requires such qualification or licensing, except to the extent that failure to so qualify or be licensed would not have a Material Adverse Effect on RESI and its Subsidiaries taken as a whole. There is no pending or threatened proceeding for the dissolution, liquidation or insolvency of RESI or any of its Subsidiaries.

          (b) Each of the Merger Subs was incorporated on June 5, 1996 and (i) has not since the date of its incorporation taken any actions (or ratified any actions taken by its incorporators) or conducted any business other than the execution and delivery of this Agreement, (ii) has no material assets and (iii) has no liabilities, whether absolute, accrued, asserted, unasserted, contingent or otherwise.

     3.2 CORPORATE POWER AND AUTHORITY. Each of RESI and the Merger Subs has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. Except for the approval of the RESI stockholders, each of RESI and the Merger Subs has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

     3.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by each of RESI and the Merger Subs and constitutes a legal, valid and binding obligation of RESI and the Merger Subs, enforceable against RESI and the Merger Subs in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

     3.4 NO VIOLATION. The execution and delivery by each of RESI and the Merger Subs of this Agreement, the consummation of the transactions contemplated hereby, and the compliance by each of RESI and the Merger Subs with the terms and provisions hereof, will not (a) result in (i) a violation or breach of, (ii) constitute (with or without due notice or lapse of time or both) a material default under, (iii) give rise to any right of termination, cancellation or acceleration under, or (iv) create any obligation to pay money or otherwise perform a material act pursuant to, any of the terms, conditions or provisions of any Contract to which RESI or any of its Subsidiaries is a party or by which any of them or any material portion of their properties or assets may be bound,
(b) conflict with, or result in any breach of any provision of the Certificates of Incorporation or Bylaws or other governing instruments of RESI or any of its Subsidiaries, (c) violate any Requirement of Law applicable to RESI or any of its Subsidiaries or any material portion of their properties or assets or (d) result in the imposition of any Lien upon any of the capital stock, properties or assets of RESI or any of its Subsidiaries; except where any of the foregoing would not have a Material Adverse Affect on RESI and its Subsidiaries taken as a whole.

     3.5 CONSENTS/APPROVALS. No consent, approval, waiver or other action by any Person under any Contract to which either RESI or any of its Subsidiaries is a party, or by which any of their respective properties or assets are bound or under any Requirement of Law, is required or necessary for the execution, delivery or performance by RESI and each of the Merger Subs of this Agreement and the consummation of the transactions contemplated hereby, except (a) as required by the Securities Act, the Exchange Act and state securities or "blue sky" laws, (b) as required by the DGCL and the OGCL, (c) as required by the Ohio and other applicable state insurance authorities and (d) where the failure to obtain such consents, filings, authorizations, approvals or waivers or make such filings would not prevent or delay the consummation of the Mergers or otherwise prevent any of RESI or the Merger Subs from performing their respective obligations hereunder.

     3.6 SEC REPORTS AND NASDAQ COMPLIANCE. Since April 25, 1995, RESI has made all filings (the "SEC Reports") required to be made by it under the Securities Act and the Exchange Act. The SEC Reports, when filed, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the securities laws, rules and regulations of any state and pursuant to any Requirement of Law and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. RESI has delivered or made accessible to Alliance and each of the Alliance Companies true, accurate and complete copies of the SEC Reports which were filed with the SEC since April 25, 1995. RESI has taken all necessary actions to ensure its continued inclusion in, and the continued eligibility of the RESI Common Stock for trading on the Nasdaq National Market under all currently effective and currently proposed inclusion requirements.

     3.7 CAPITALIZATION. The authorized capital stock of RESI consists of 20,000,000 shares of RESI Common Stock. As of the date hereof, after giving effect to the Stock Split, 10,809,638, shares of RESI Common Stock are validly issued and outstanding, fully paid and non-assessable. Except (a) as described in Schedule 3.7, (b) for 1,143,960 shares of RESI Common Stock, after giving effect to the Stock Split, reserved for issuance pursuant to certain options or warrants issued pursuant to the RESI 1995 Employee Stock Option Plan and in connection with the distribution of RESI Common Stock to holders of Republic Waste Industries, Inc. common stock in April 1995 (the "Spin-off") and (c) as contemplated by the Purchase Agreements and this Agreement, there are (y) no rights, options, warrants, convertible securities, subscription rights or other agreements, calls, plans, contracts or commitments of any kind relating to the issued and unissued capital stock of, or other equity interest in, RESI or any of its Subsidiaries outstanding or authorized, and (z) no contractual obligations of RESI or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of RESI Common Stock or any capital stock of, or any equity interest in, any of its Subsidiaries. Upon delivery to Alliance of the certificates for the Shares and the Warrant Certificates following the Effective Time, Alliance will acquire good, valid and marketable title to and beneficial and record ownership of the Shares and the Warrants, and the Shares will be validly issued, fully paid and non-assessable. RESI will reserve 4,200,000 shares of RESI Common Stock for issuance upon exercise of the Warrants and, upon exercise of the Warrants in accordance with this Agreement and the Warrant Certificate (including, without limitation, payment in full of the exercise price) the Warrant Shares will be validly issued, fully paid and non-assessable.

     3.8 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based on any arrangements or agreements made by or on behalf of RESI or the Merger Subs and for which RESI, Merger Subs or any other RESI Subsidiary will have an obligation or liability.

     3.9 CONTRACTS AND COMMITMENTS. Except as set forth in the SEC Reports and except for this Agreement, the agreements contemplated hereby, the Purchase Agreements and the agreements contemplated thereby, as of the date hereof, none of RESI or its Subsidiaries is a party to or is bound by any Contract material to RESI and its Subsidiaries, taken as a whole, involving any obligation or liability on the part of RESI or its Subsidiaries, or relating to the business of RESI or its Subsidiaries and otherwise materially affecting RESI's business or business opportunities, not otherwise listed in Schedule 3.9.

     None of the RESI or its Subsidiaries is (and, to the best knowledge of RESI, no other party is) in material breach or violation of, or default under, any of such Contracts and there does not exist under any such Contract any event or condition which, either individually or in the aggregate (after notice or the lapse of time or both), would constitute a default by RESI or any of its Subsidiaries or, to the best knowledge of RESI, by any other party thereto and to the best knowledge of RESI, no course of conduct has modified in any respect any of the written terms in any such Contract; except, in each case, where it would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on RESI and its Subsidiaries taken as a whole.

     3.10 MATERIAL ADVERSE CHANGE. Since December 31, 1995, there has been no Material Adverse Change in RESI and its Subsidiaries, taken as a whole.

     3.11 LITIGATION. Except as set forth in the SEC Reports and Schedule 3.11 hereto, as of the date hereof, none of RESI or its Subsidiaries (a) is subject to any outstanding injunction, judgement, order, decree, ruling or charge or (b) is a party or, to the knowledge of any of the RESI, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in or before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator, which in each case would reasonably be expected to have a Material Adverse Effect on RESI and its Subsidiaries. To the best knowledge of RESI, neither it nor any of its Subsidiaries is or any property or asset of RESI or any of its Subsidiaries is in violation of any order, writ, judgement, injunction, decree, determination or award, which would reasonably be expected to have a Material Adverse Effect on RESI and its Subsidiaries taken as a whole.

     3.12 EMPLOYEE AGREEMENTS. The consummation of the transactions contemplated by this Agreement will not result in any payments by the Surviving Companies or RESI to any officers or directors of RESI or any of its Subsidiaries under any Contracts, except as set forth in Schedule 3.12.

     3.13 BOARD APPROVAL. This Agreement, the Mergers and the transactions contemplated hereby have been approved and adopted by the board of directors of RESI and the Merger Subs in accordance with their respective Certificates of Incorporation and Bylaws and the DGCL and no other consents or approvals are required by or on behalf of RESI or its Subsidiaries to consummate the transactions contemplated hereby except as otherwise set forth on Schedule 3.5 or in this Agreement.

     3.14 INAPPLICABILITY OF SECTION 203 OF DGCL. The Board of Directors of RESI has approved the execution and delivery by RESI of this Agreement and the consummation of the transactions contemplated hereby and the other transactions contemplated hereby and thereby, and such approval is sufficient to render inapplicable to Alliance and/or any affiliates and associates of Alliance (as those terms are defined in Section 203 of the DGCL) and/or all or any combination of such persons the provisions of Section 203 of DGCL that restrict business combinations (as defined in Section 203 of DGCL) between an interested stockholder and RESI.

     3.15 HSR ACT. Within the meaning of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the implementing regulations thereto (the "HSR Act"), each of RESI and the Merger Subs, including the "ultimate parent entity" in which each is included, has a size of person less than $100 million.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF ALLIANCE
                           AND THE ALLIANCE COMPANIES

     As a material inducement to RESI and the Merger Subs entering into this Agreement and consummating the transactions contemplated hereby, Alliance and the Alliance Companies represent and warrant, jointly and severally, to RESI and the Merger Subs as follows:

     4.1 CORPORATE STATUS. Each of Alliance, the Alliance Companies and the Alliance Companies' Subsidiaries (other than Continental Heritage Insurance Company) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Ohio. Continental Heritage Insurance Company, a Subsidiary of CSC, is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Utah. Each of Alliance and the Alliance Companies has all requisite corporate power and authority to own or lease, as the case may be, its properties and to carry on its business as now conducted. Each of Alliance, the Alliance Companies and the Alliance Companies' Subsidiaries (a) is qualified or licensed to conduct business in all jurisdictions where its ownership or lease of property and the conduct of its business requires such qualification or licensing, except to the extent that failure to so qualify or be licensed would not have a Material Adverse Effect on such Party and (b) is not required to be qualified to do business in any jurisdiction other than those listed on Schedule
4.1. Each of the Alliance Companies and the Alliance Companies' Subsidiaries, to the extent required by law, is in good standing and is admitted or authorized to write excess coverage and to conduct the insurance business as authorized by its certificates of authority in all jurisdictions listed on Schedule 4.1.

     4.2 CORPORATE POWER AND AUTHORITY. Each of Alliance and the Alliance Companies has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and consummate the transactions contemplated thereby. Each of Alliance and the Alliance Companies has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

     4.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by Alliance and the Alliance Companies and constitutes a legal, valid and binding obligation of Alliance and the Alliance Companies, enforceable against each of Alliance and the Alliance Companies in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

     4.4 NO VIOLATION. The execution and delivery by Alliance and the Alliance Companies of this Agreement, the consummation of the transactions contemplated hereby, and the compliance by Alliance and the Alliance Companies with the terms and provisions hereof, will not (a) result in (i) a violation or breach of, (ii) constitute (with or without due the notice or the lapse of time or both), a material default under, (iii) give rise to any right of termination, cancellation or acceleration) under or (iv) create any obligation to pay money or otherwise perform a material act pursuant to any of the terms, conditions or provisions of any Contract to which the Alliance Companies or any of the Alliance Companies' Subsidiaries is a party or by which any of them or any material portion of their properties or assets may be bound, (b) conflict with, or result in any breach of any provision of the Articles of Incorporation or Code of Regulations or other governing instruments of Alliance, its Subsidiaries, the Alliance Companies or any of the Alliance Companies' Subsidiaries, (c) violate any Requirement of Law applicable to Alliance, its Subsidiaries, the Alliance Companies or any of the Alliance Companies' Subsidiaries or any material portion of their properties or assets or (d) result in the imposition of any Lien upon any of the capital stock, properties or assets of the Alliance Companies or any of the Alliance Companies' Subsidiaries; except where any of the foregoing would not have a Material Adverse Affect on any of Alliance or the Alliance Companies.

     4.5 CONSENTS/APPROVALS. No consent, approval, waiver or other action by any Person under any Contract to which any of Alliance, its Subsidiaries, the Alliance Companies or any of the Alliance Companies' Subsidiaries is a party, or by which any of their respective properties or assets are bound or under any Requirement of Law, is required or necessary for the execution, delivery or performance by any of Alliance or the Alliance Companies of this Agreement and the consummation of the transactions contemplated hereby, except (a) as required by the Securities Act, the Exchange Act and state securities or "blue sky" laws,
(b) as required by the DGCL and the OGCL, (c) as required by the Ohio and other applicable state insurance authorities, and (d) where the failure to obtain such consents, filings, authorizations, approvals or waivers or make such flings would not prevent or delay the consummation of the Mergers or otherwise prevent any of Alliance or the Alliance Companies from performing their respective obligations hereunder or have a Material Adverse Effect on the Alliance Companies.

     4.6 CAPITALIZATION.

          (a) The authorized capital stock of CSC consists of 500 shares of CSC Common Stock. As of the date hereof, 200 shares of CSC Common Stock are validly issued and outstanding, fully paid and non-assessable. All of the issued and outstanding shares of capital stock of each of CSC's Subsidiaries is validly issued and outstanding, fully paid and non-assessable. Alliance is the record and beneficial owner of all of the issued and outstanding CSC Common Stock and holds such CSC Common Stock free and clear of all Liens and, upon Closing, RESI will acquire good and valid title to such shares of CSC Common Stock free and clear of any Liens. CSC is the record and beneficial owner of all of the issued and outstanding capital stock of CSC's Subsidiaries and holds such capital stock free and clear of all Liens. Except as described on Schedule 4.6(a), (i) there are no rights, options, warrants, convertible securities, subscription rights or other agreements, calls, plans, contracts or commitments of any kind relating to the issued and unissued capital stock of, or other equity interest in, CSC or any of CSC's Subsidiaries outstanding or authorized;
     (ii) there are no contractual obligations of CSC or CSC's Subsidiaries to repurchase, redeem or otherwise acquire any shares of CSC Common Stock or any capital stock of, or equity interest in, any of CSC's Subsidiaries and
     (iii) no written or oral agreement or understanding has been made by Alliance with respect to the disposition of such shares of CSC Common Stock or any rights therein, in any manner other than by this Agreement.

          (b) The authorized capital stock of CSU consists of 750 shares of CSU Common Stock. As of the date hereof, 100 shares of CSU Common Stock are validly issued and outstanding, fully paid and non-assessable. All of the issued and outstanding shares of capital stock of each of CSU's Subsidiaries is validly issued and outstanding, fully paid and non-assessable. Alliance is the record and beneficial owner of all of the issued and outstanding CSU Common Stock and holds such CSU Common Stock free and clear of all Liens and, upon Closing, RESI will acquire good and valid title to such shares of CSU Common Stock free and clear of any Liens. CSU is the record and beneficial owner of all of the issued and outstanding capital stock of the CSU's Subsidiaries and holds such capital stock free and clear of all Liens. Except as described on Schedule 4.6(b), (i) there are no rights, options, warrants, convertible securities, subscription rights or other agreements, calls, plans, contracts or commitments of any kind relating to the issued and unissued capital stock of, or other equity interest in, CSU or any of CSU's Subsidiaries outstanding or authorized;
     (ii) there are no contractual obligations of CSU or CSU's Subsidiaries to repurchase, redeem or otherwise acquire any shares of CSU Common Stock or any capital stock of, or equity interest in, any of CSU's Subsidiaries and
     (iii) no written or oral agreement or understanding has been made by Alliance with respect to the disposition of such shares of CSU Common Stock or any rights therein, in any manner other than by this Agreement.

     4.7 GOVERNING DOCUMENTS. Each of Alliance and the Alliance Companies has delivered or made accessible to RESI true, accurate and complete copies of the Articles of Incorporation and Code of Regulations of Alliance, the Alliance Companies and the Alliance Companies' Subsidiaries, in each case, in effect as of the date hereof.

     4.8 SUBSIDIARIES. Set forth on Schedule 4.8 is a true and complete list of all corporations, partnerships, joint ventures or other entities in which either CSC or CSU owns, directly or indirectly, any outstanding voting securities or other interests (the "Alliance Companies' Subsidiaries"), other than those held solely for investment purposes.

     4.9 FINANCIAL STATEMENTS. Each of the Alliance Companies delivered to RESI and the Merger Subs for each of the Alliance Companies the audited balance sheets (including any related notes and schedules) as of December 31, 1993, 1994 and 1995 and the unaudited balance sheets as of March 31, 1996, and the audited income statements for the years ended December 31, 1993, 1994 and 1995 and the unaudited income statement for the three-month period ended March 31, 1996, and each of these financial statements fairly presents in all material respects the consolidated results of operations or other information contained therein of the Alliance Companies for the periods or as of the dates therein set forth in accordance with GAAP.

     4.10 MATERIAL ADVERSE CHANGE. Since December 31, 1995, there has been no Material Adverse Change in the Alliance Companies.

     4.11 LITIGATION. Schedule 4.11 sets forth each instance in which the Alliance Companies or the Alliance Companies' Subsidiaries (a) is subject to any outstanding injunction, judgement, order, decree, ruling or charge or (b) is a party or, to the knowledge of Alliance and either of the Alliance Companies, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in or before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator, which would reasonably be expected to have a Material Adverse Effect on any of the Alliance Companies or any of the Alliance Companies' Subsidiaries. To the best of the knowledge of Alliance and the Alliance Companies, none of the Alliance Companies or the Alliance Companies' Subsidiaries or any property or asset of any of the Alliance Companies or any of the Alliance Companies' Subsidiaries is in violation of any order, writ, judgement, injunction, decree, determination or award, which would reasonably be expected to have a Material Adverse Effect on the Alliance Companies or any of the Alliance Companies' Subsidiaries.

     4.12 TITLE TO PROPERTIES. Except as set forth on Schedule 4.12, the Alliance Companies and the Alliance Companies' Subsidiaries have good, valid and marketable title to all personal property reflected in their respective 1995 audited financial statements, free and clear of any Liens. All material personal property leases to which any of the Alliance Companies or the Alliance Companies' Subsidiaries are a party as either lessor or lessee are listed on
Schedule 4.12 and are valid and enforceable in accordance with their respective terms, and there is not under any of such leases any material breach or default on the part of the Alliance Companies or the Alliance Companies' Subsidiaries or, to the best knowledge of Alliance and the Alliance Companies, on the part of any party thereto, or any condition or event that with the giving of notice of lapse of time or both would constitute a breach by any of the Alliance Companies, the Alliance Companies' Subsidiaries or other parties thereto.

     4.13 DEPOSITS. Schedule 4.13 sets forth a list and description of all deposits maintained by each of the Alliance Companies and the Alliance Companies' Subsidiaries with any insurance regulatory body or otherwise. Each of the Alliance Companies is entitled to the return of each such deposit upon compliance with applicable insurance laws and regulations when any of the Alliance Companies or the Alliance Companies' Subsidiaries cease to do business in a particular jurisdiction. No action is pending or, to the knowledge of Alliance or the Alliance Companies, threatened to cause the forfeiture or loss of all or any portion of any such deposits and none of Alliance or the Alliance Companies is aware of any facts or circumstances which are reasonably likely to give rise to any such action.

     4.14 BANKING ARRANGEMENTS AND POWERS OF ATTORNEY. Schedule 4.14 sets forth a list of all bank accounts, credit lines or safe deposit boxes of the Alliance Companies and the Alliance Companies' Subsidiaries. No person holds any powers of attorney from any of the Alliance Companies or the Alliance Companies' Subsidiaries, other than those powers of attorney held by insurance and bond agents with respect to policies of insurance and related to statutory deposits and agent for service of process required by regulatory agencies in order to maintain the certificates of authority and licenses listed on Schedule 4.1.

     4.15 BOOKS AND RECORDS. Each of the Alliance Companies and the Alliance Companies' Subsidiaries keeps its books, records and accounts (including, without limitation, those kept for financial reporting purposes and for tax purposes) in sufficient detail to accurately and fairly reflect the transactions and dispositions of is assets, liabilities and equities. The minute books of each of the Alliance Companies and the Alliance Companies' Subsidiaries that have been made available to RESI contain complete and accurate records of all of its shareholders' and directors' meetings and of all action taken by such shareholders and directors. The meetings of directors and shareholders referred to in such minute books were duly called and held, and the resolutions appearing in such minute books were duly adopted. The signatures appearing on all documents contained in such minute books are the true signatures of the persons purporting to have signed the same. The stock certificate records and stock transfer records of each of the Alliance Companies and the Alliance Companies' Subsidiaries are correct and complete and reflect accurately the number of shares of stock held by its shareholders.

     4.16 EMPLOYEES AND AGENTS.

          (a) Each of the Alliance Companies and the Alliance Companies' Subsidiaries has duly appointed an agent ("Regulatory Agent") in each jurisdiction where the appointment of a Regulatory Agent is required by applicable law to maintain each entity's certificate of authority and insurance licenses in such jurisdiction. Each of the Alliance Companies and the Alliance Companies' Subsidiaries shall maintain in effect the appointment of each Regulatory Agent through the Closing Date. Other than as described on Schedule 4.16, none of the Alliance Companies or the Alliance Companies' Subsidiaries has any contingent, threatened or actual liabilities to any prior employees, agents or salespersons.

          (b) The consummation of the transactions contemplated by this Agreement will not result in any payments by the Surviving Corporations to any officers or directors of Alliance, the Alliance Companies or any Alliance Companies' Subsidiaries under any Contracts.

     4.17 REAL PROPERTY. Schedule 4.17 sets forth a list of all leases of real property which the Alliance Companies and the Alliance Companies' Subsidiaries use in their businesses and all real property owned by any of the Alliance Companies or the Alliance Companies' Subsidiaries (collectively, the "Real Property"). The use of the Real Property by the Alliance Companies and the Alliance Companies' Subsidiaries is and has been in compliance in all material respects with all Requirements of Law (including, without limitation, applicable zoning ordinances and building codes and environmental, land use and health and safety laws). All such leases of real property are valid and enforceable in accordance with their respective terms, and there is not under any of such leases any material breach or default on the part of any of the Alliance Companies or the Alliance Companies' Subsidiaries or, to the best knowledge of Alliance, on the part of any party thereto, or any condition or event that with the giving of notice of lapse of time or both would constitute a breach by any of the Alliance Companies, the Alliance Companies' Subsidiaries or other parties thereto.

     4.18 COMPLIANCE. Each of the Alliance Companies and the Alliance Companies' Subsidiaries has complied with all Requirements of Law relating to the business conducted by it now or in the past and the properties and assets owned or used by it now or in the past and has not received notice of any claimed violation of any such law, rule or regulation, where such failure to comply or claimed violation would have a Material Adverse Effect on any of the Alliance Companies or the Alliance Companies' Subsidiaries, including, but not limited to, the restriction, revocation or suspension of any certificate of authority of any of the Alliance Companies or the Alliance Companies' Subsidiaries in any jurisdiction. Each of the Alliance Companies and the Alliance Companies' Subsidiaries has filed all returns, reports and other documents and furnished all information required or requested by any Governmental Authority where the failure to file or furnish such information would have a Material Adverse Effect on any of the Alliance Companies or the Alliance Companies' Subsidiaries and all such returns, reports, documents and information are true and complete in all material respects.

     4.19 LABOR AND EMPLOYMENT MATTERS. None of the Alliance Companies or the Alliance Companies' Subsidiaries (a) is a party to any collective bargaining agreement or any discussions or negotiations with any individual or group looking toward any such agreement, or (b) has experienced any strike, grievance or unfair labor practice claim, suit or administrative proceeding. None of the Alliance Companies or the Alliance Companies' Subsidiaries is a party to any material, or under any material obligation with respect to any written or oral,
(a) employment agreements, (b) noncompetition agreements or (c) consulting agreements. Each of the Alliance Companies and the Alliance Companies' Subsidiaries has complied in all material respects with any Requirements of Law relating to employment, civil rights and equal employment opportunities.

     4.20 EMPLOYEE BENEFIT PLANS. Schedule 4.20 contains a list setting forth each employee benefit plan or arrangement, including, but not limited to, pension and profit-sharing plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), in which employees of the Alliance Companies or the Alliance Companies' Subsidiaries participate ("Employee Benefit Plans"), true and correct copies of which were delivered to or made accessible to RESI. With respect to the Employee Benefit Plans, (a) each has been administered in all material respects in compliance with its terms and with all applicable laws, including, but not limited to, ERISA and the Code, (b) no actions, suits, claims or disputes related thereto or arising therefrom are pending or threatened and (c) no prohibited transaction related thereto or arising therefrom has occurred.

     4.21 TAX MATTERS.

          (a) Tax Returns and Tax Payment. (i) All tax returns required to be filed by any of the Alliance Companies or the Alliance Companies' Subsidiaries for any period ending on or before the Effective Date, taking into account any extension or waiver of time to file granted or obtained by any of the Alliance Companies or the Alliance Companies' Subsidiaries, have been or will be timely filed, (ii) all

     Taxes shown as due on those returns as well as all Taxes due to or claimed due by federal, state, local or foreign taxing authorities, with respect to periods ending on or before the Effective Date, have been or will be paid or adequate provision has been made therefor, and (iii) the filed returns are complete and correct in all material respects and none of Alliance, the Alliance Companies or the Alliance Companies' Subsidiaries is required to pay, for the periods represented by such tax returns, any Taxes other than those shown in those returns.

          (b) Audits. Except as set forth on Schedule 4.21(b), (i) none of the income tax returns of the Alliance Companies or the Alliance Companies' Subsidiaries has ever been audited by the Internal Revenue Service, (ii) there are no pending unresolved issues with respect to any Taxes payable to any federal, state or local taxing authority and (iii) none of the Alliance Companies or the Alliance Companies' Subsidiaries is currently the subject of a tax audit or has been notified by any taxing authority that it is to be the subject of an impending tax audit.

          (c) Tax Liens. There are no tax liens imposed by any federal, state or local taxing authorities outstanding against any assets of any of the Alliance Companies or the Alliance Companies' Subsidiaries.

     4.22 INSURANCE. Schedule 4.22 sets forth a list of each insurance policy (including policies providing property, casualty, liability and workers' compensation coverage and bond and surety arrangements) to which any of the Alliance Companies or the Alliance Companies' Subsidiaries is a party, a named insured or is otherwise the beneficiary of coverage. With respect to each such insurance policy, (i) the policy is in full force and effect, (ii) none of Alliance, the Alliance Companies or the Alliance Companies' Subsidiaries has received notice from any insurance carrier of the intention of such carrier to discontinue any such policy, (iii) none of Alliance, the Alliance Companies or the Alliance Companies' Subsidiaries or, to the best knowledge of Alliance or the Alliance Companies, any other party to such policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy and (iv) no party to the policy has repudiated any provision thereof. Each of the Alliance Companies and the Alliance Companies' Subsidiaries maintain valid and currently effective policies in such types and amounts as are consistent with customary practices and standards of companies engaged in businesses and operations similar to those of the Alliance Companies and the Alliance Companies' Subsidiaries.

     4.23 PERMITS. Each of the Alliance Companies and the Alliance Companies' Subsidiaries has all material permits, licenses, registrations, filings, authorizations, consents, approvals or other indicia of authority ("Permits") necessary for the conduct of their business as presently conducted and operated, all Permits are in full force and effect and there is not any condition, nor has any event occurred which constitutes, or with the giving of notice or the passage of time (or both) would constitute, a material violation of the terms of any Permit. All applications for renewal of the Permits have been timely filed (except to the extent that the failure to file would not have a Material Adverse Effect on any of the Alliance Companies or the Alliance Companies' Subsidiaries).

     4.24 INTELLECTUAL PROPERTY. Each of the Alliance Companies and the Alliance Companies' Subsidiaries has full legal right, title and interest in and to all patents, trademarks, servicemarks, trade names, copyrights, know-how, trade secrets and other material intellectual property used in the conduct of its business (the "Intellectual Property"), except to the extent the same would not have a Material Adverse Effect. Except as set forth in Schedule 4.24, conduct of the business of each of the Alliance Companies and the Alliance Companies' Subsidiaries as presently conducted does not infringe or misappropriate any rights held or asserted by any Person. No payments are required for the continued use of the Intellectual Property by any of the Alliance Companies or the Alliance Companies' Subsidiaries. No rights or interest in or to the Intellectual Property used in the conduct of the business of any of the Alliance Companies or the Alliance Companies' Subsidiaries has ever been declared invalid or unenforceable, or is the subject of any pending or, to the best knowledge of Alliance or the Alliance Companies, threatened action for opposition, cancellation, declaration or invalidity, unenforceability or misappropriation.

     4.25 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based on any arrangements or agreements made by or on behalf of Alliance or the Alliance Companies and for which the Alliance Companies and the Alliance Companies' Subsidiaries will have any obligation or liability.

     4.26 STOCKHOLDER AND BOARD APPROVAL. This Agreement, the Mergers and the transactions contemplated hereby have been approved and adopted by the board of directors and the holders of a majority voting power of the shares of the capital stock of Alliance and the Alliance Companies entitled to vote thereon in accordance with the Articles of Incorporation and Code of Regulations of Alliance and the Alliance Companies and the OGCL and no other consents or approvals are required by or on behalf of Alliance or the Alliance Companies to consummate the transactions contemplated hereby except as otherwise set forth on
Schedule 4.5 or in this Agreement.

     4.27 CONTRACTS AND COMMITMENTS. With the exception of this Agreement and the agreements contemplated hereby, none of the Alliance Companies or the Alliance Companies' Subsidiaries is a party to any material Contract involving any obligation or liability on the part of the Alliance Companies or relating to the business of any of the Alliance Companies or the Alliance Companies' Subsidiaries and otherwise materially affecting the Alliance Companies or the Alliance Companies' Subsidiaries business, not otherwise listed in Schedule 4.27.

     None of the Alliance Companies or the Alliance Companies' Subsidiaries is (and, to the best knowledge of Alliance and the Alliance Companies, no other party is) in material breach or violation of, or default under, any of such Contracts and there does not exist under any such Contract any event or condition which, either individually or in the aggregate (after notice or the lapse of time or both), would constitute a default by any of the Alliance Companies or the Alliance Companies' Subsidiaries or, to the best knowledge of Alliance and the Alliance Companies, by any other party thereto, and to the best knowledge of Alliance and the Alliance Companies, no course of conduct has modified in any respect any of the written terms in any such Contract; except, in each case, where it would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Alliance Companies or the Alliance Companies' Subsidiaries.

     4.28 OTHER INSURANCE INTERESTS. Other than through its ownership in the Alliance Companies and the Alliance Companies' Subsidiaries, for investment purposes only and as set forth on Schedule 4.28, Alliance does not own, directly or indirectly, any interest in a partnership, corporation, joint venture, trust or other form of business entity, whether as a partner, shareholder, joint venturer, officer, director, consultant, finder, broker, employee, trustee or in any manner whatsoever, which engages in the insurance or brokerage business.

     4.29 HSR ACT. Within the meaning of the HSR Act, each of Alliance, the Alliance Companies and the Alliance Companies' Subsidiaries, including the "ultimate parent entity" in which each is included, has a size of person less than $100 million.

                                   ARTICLE V

                    CONDUCT OF BUSINESS PENDING THE MERGERS

     5.1 CONDUCT OF RESPECTIVE BUSINESSES BY THE PARTIES PENDING THE MERGERS. Except as set forth on Schedule 5.1, each of the Parties covenants and agrees that, between the date of this Agreement and the Effective Time, unless the other Parties shall have consented in writing (such consent not to be unreasonably withheld), (i) the businesses of each of the Alliance Companies, the Alliance Companies' Subsidiaries and RESI and its respective Subsidiaries shall in all material respects be conducted only in, and each of the Alliance Companies, the Alliance Companies' Subsidiaries and RESI and its respective Subsidiaries shall not take any material action except in, the ordinary course of business consistent with past practice and in accordance with all applicable laws, (ii) each of the Alliance Companies and RESI shall use its best efforts to preserve and keep intact its business organization, to keep available the services of its and its Subsidiaries' current officers, employees and consultants and to preserve its and its Subsidiaries' present relationships with customers, suppliers and other Persons with which it or any of its Subsidiaries has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, none of the Parties or the Alliance Companies' Subsidiaries shall, between the date of this Agreement and the Effective

Time, directly or indirectly, do, propose or agree to do any of the following without the prior written consent of all of the other Parties, which consent shall not unreasonably be withheld:

          (a) amend or otherwise change its charter or bylaws or equivalent organizational documents;

          (b) except pursuant to this Agreement and the Purchase Agreements and as set forth on Schedule 4.6, issue, sell, pledge, dispose of, grant, encumber or authorize the issuance, sale, pledge, disposition, grant or encumbrance of any shares of capital stock or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock of, or any other ownership interest in, any of them; provided, however, RESI may, consistent with past practices, grant options to its employees under existing employee benefit plans;

          (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

          (d) except pursuant to the Stock Split, (i) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, (ii) except as contemplated in this Agreement, merge or consolidate with, or transfer all or substantially all of its assets to another Person, (iii) liquidate, wind-up or dissolve (or suffer any liquidation or dissolution) or (iv) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (e) except as contemplated by this Agreement, (i) acquire, directly or indirectly (including, without limitation, for cash or shares of stock), by merger, consolidation or acquisition of stock or assets, any interest in any Person, or any assets, or make any investment (other than in the ordinary course of business) either by purchase of stock or securities, contributions of capital (other than to wholly-owned Subsidiaries) or property transfer, or, except in the ordinary course of business, consistent with past practices, purchase any property or assets of any other Person, (ii) incur any indebtedness for borrowed money, issue any debt securities or make any loans or advances except in the ordinary course of business consistent with past practices, (iii) assume, guarantee or endorse, or otherwise become responsible for, the obligations of any Person except in the ordinary course of business consistent with past practices,
     (iv) purchase any property or assets of any other Person, except in the ordinary course of business and consistent with past practices, (v) sell, pledge or otherwise dispose of or encumber any assets or the stock of any Subsidiary, except in the ordinary course of business consistent with past practices, or (vi) enter into any contract or agreement other than in the ordinary course of business, consistent with past practices;

          (f) increase the compensation payable or to become payable to their respective officers, employees or directors or, except as presently bound to do, grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee, or establish, adopt, enter into or amend, in any material respect, or take any action to accelerate any rights or benefits with respect to any collective bargaining, bonus, profit sharing, trust, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

          (g) take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to accounting policies or procedures;

          (h) pay, discharge or satisfy any existing material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and substantially consistent with past practices of liabilities reflected or reserved against in the financial statements of RESI, the Alliance Companies or the Alliance Companies' Subsidiaries, as appropriate, or incurred after the date hereof in the ordinary course of business;

          (i) agree, in writing or otherwise, to take any of the foregoing actions or any action which would make any representation or warranty in
     Article III or IV, as the case may be, untrue or incorrect in any material respect; or

          (j) cause any modification or amendment to, or lapse of coverage under, any insurance policies described in Schedule 4.22, except in the ordinary course of business consistent with past practices with respect to the maintenance of insurance policies written by any of the Alliance Companies or the Alliance Companies' Subsidiaries.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

     6.1 MERGER SUBS. From the date hereof to the Effective Time, each of the Merger Subs shall be and remain inactive, with no material assets, liabilities, business or operations.

     6.2 FILINGS. Each Party shall make on a prompt and timely basis all governmental and regulatory notifications and filings required to be made by it for the consummation of the transactions contemplated hereby.

     6.3 FURTHER ASSURANCES; BEST EFFORTS. Each Party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby and will use its best efforts to obtain the satisfaction of the conditions to Closing set forth in Article VII.

     6.4 COOPERATION. Each of the Parties agrees to cooperate with the other Parties in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any Requirement of Law or the rules of the Nasdaq National Market in connection with the transactions contemplated by this Agreement and to use their respective best efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions. Except as may be specifically required hereunder, none of the Parties or their respective Affiliates shall be required to agree to take any action that in the reasonable opinion of such Party would result in or produce a Material Adverse Effect on such Party.

     6.5 BOARD OF DIRECTORS. The Parties agree that immediately after the Effective Time, a meeting of the Board of Directors of RESI shall be held, and at that meeting, (a) Michael J. Occhionero shall resign as a Director of RESI and be replaced by Richard Rochon, (b) the number of directors constituting RESI's Board of Directors shall be increased to seven (7), and (c) Edward F. Feighan, Craig L. Stout and one independent director to be nominated by Alliance shall be added to RESI's Board of Directors. Immediately thereafter, the new Board of Directors shall appoint Mr. DeGroote as RESI's Chairman of the Board, Joseph E. LoConti as RESI's Vice Chairman, Mr. Feighan as RESI's Chief Executive Officer and President, and Mr. Stout as RESI's Chief Operating Officer.

     6.6 REGISTRATION STATEMENT; INFORMATION STATEMENT.

          (a) Filing of the Information Statement. As promptly as practicable after the execution of this Agreement, RESI shall prepare and file with the SEC an information statement on Schedule 14C or other applicable form (together with all amendments thereto, the "Information Statement") in connection with the approval of the Mergers by the stockholders of RESI. Each of RESI, Alliance and the Alliance Companies shall use its best efforts to cause the Information Statement to become effective as promptly as practicable so that the action contemplated thereby can be effected as soon as possible following the execution of this Agreement. Prior to the Effective Date, RESI shall take all or any action required under any applicable federal or state securities laws in connection with the issuance of shares of RESI Common Stock pursuant to the Mergers. Alliance and the Alliance Companies shall furnish all information concerning Alliance and the Alliance Companies as RESI may reasonably request in connection with the preparation of the Information Statement.

          No amendment or supplement to the Information Statement will be made by RESI without the approval of Alliance, which approval shall not be unreasonably withheld. RESI will advise Alliance, promptly after it receives notice of the time when the Information Statement has become effective or any supplement or amendment has been filed, of any request by the SEC for amendment of the Information

     Statement, comments and responses to the Information Statement or requests by the SEC for additional information.

          RESI shall promptly prepare and submit to the Nasdaq National Market a listing application covering the shares of RESI Common Stock issuable in the Mergers and upon exercise of the Warrants, and shall use its reasonable best efforts to obtain, prior to the Effective Time, approval for the listing of such RESI Common Stock, subject to official notice of issuance, and Alliance and the Alliance Companies shall cooperate with RESI with respect to such listing.

          (b) Filing of the Registration Statement. As promptly as practicable after the Effective Time, RESI shall prepare and file with the SEC a registration statement on Form S-1 or other applicable form (together with all amendments thereto, the "Registration Statement") in connection with the registration under the Securities Act of the Merger Shares and the Warrant Shares for resale by the holders thereof. Each of RESI, Alliance and the Alliance Companies shall use its best efforts to cause the Registration Statement to become effective as promptly as practicable following the Effective Time, and, prior to the effective date of the Registration Statement, RESI shall take all or any action required under any applicable federal or state securities laws in connection with the issuance of shares of RESI Common Stock pursuant to the Mergers. RESI shall pay all expenses incurred in connection with the Registration Statement, including, without limitation, the fees and disbursements of its counsel, accountants and other representatives, except that Alliance shall pay for all underwriting commissions and discounts in connection with its resale of RESI Common Stock pursuant to the Registration Statement. Alliance and the Alliance Companies shall furnish all information concerning Alliance and the Alliance Companies as RESI may reasonably request in connection with the preparation of the Registration Statement.

          No amendment or supplement to the Registration Statement will be made by RESI without the approval of Alliance, which approval shall not be unreasonably withheld. RESI will advise Alliance, promptly after it receives notice of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the RESI Common Stock issuable in connection with the Mergers for offering or sale in any jurisdiction, any request by the SEC for amendment of the Registration Statement, comments and responses to the Registration Statement or requests by the SEC for additional information.

          (c) Representations and Warranties of RESI and the Merger Subs. Each of RESI and the Merger Subs represents, warrants and agrees with Alliance and the Alliance Companies that at the time the Registration Statement is declared effective, the Registration Statement will not contain an untrue statement or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading (provided that this sentence shall not apply to any information contained in the Registration Statement that is supplied by Alliance and the Alliance Companies for inclusion therein). Each of RESI and the Merger Subs further represents, warrants and agrees with Alliance and the Alliance Companies that at the time the Information Statement is sent to stockholders of RESI and at the Effective Time, the Information Statement will not contain an untrue statement or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading (provided that this sentence shall not apply to any information contained in the Information Statement that is supplied by Alliance or the Alliance Companies for inclusion therein). If at any time any event or circumstance relating to RESI or the Merger Subs, or their respective officers or directors, should be discovered by RESI which should be set forth in an amendment or a supplement to the Registration Statement or Information Statement, RESI shall promptly inform Alliance and the Alliance Companies. All documents that RESI and the Merger Subs are responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

          (d) Representations and Warranties of Alliance and the Alliance Companies. Each of Alliance and the Alliance Companies represents, warrants and agrees with RESI and the Merger Subs that the Registration Statement at the time the Registration Statement is declared effective, the Registration Statement will not contain an untrue statement or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that this sentence shall not apply to any information contained in the Registration Statement that is supplied by RESI or the Merger Subs for inclusion therein). Each of Alliance and the Alliance Companies further represents, warrants and agrees with RESI and the Merger Subs that at the time the Information Statement is sent to stockholders of Alliance and the Alliance Companies, the Information Statement will not contain an untrue statement or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading (provided that this sentence shall not apply to any information contained in the Information Statement that is supplied by RESI or the Merger Subs for inclusion therein). If at any time prior to the Effective Time any event or circumstance relating to Alliance or the Alliance Companies, or their respective officers or directors, should be discovered by Alliance or the Alliance Companies which should be set forth in an amendment or a supplement to the Registration Statement or Information Statement, Alliance or the Alliance Companies shall promptly inform RESI. All documents that Alliance and the Alliance Companies are responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

          (e) Consents. Each of RESI, the Merger Subs, Alliance and the Alliance Companies hereby (i) consents to the use of its name and, on behalf of its Subsidiaries and Affiliates, the names of such Subsidiaries and Affiliates and to the inclusion of financial statements and business information relating to such party and its Subsidiaries and Affiliates (in each case, to the extent required by applicable securities laws) in the Registration Statement and the Information Statement; (ii) agrees to use all reasonable efforts to obtain the written consent of any Person or entity retained by it which may be required to be named (as an expert or otherwise) in the Registration Statement or the Information Statement; and (iii) agrees to cooperate, and agrees to use all reasonable efforts to cause its Subsidiaries and Affiliates to cooperate, with any legal counsel, investment banker, accountant or other agent or representative retained by any of the parties specified in clause (i) above in connection with the preparation of any and all information required, as determined after consultation with each party's counsel, to be disclosed by or the applicable securities laws in the Registration Statement or the Information Statement.

          (f) Covenant of RESI. For so long as the Registration Statement is effective under the Securities Act, RESI agrees and covenants (i) to maintain any qualification or approval obtained in connection therewith, and amend or supplement the Registration Statement, the prospectus contained therein or other offering document used in connection therewith to the extent necessary in order to comply with the Securities Act and the Exchange Act and (ii) as promptly as practicable, to notify Alliance of the occurrence of an event requiring the preparation of a supplement or amendment to the Registration Statement and/or the prospectus contained therein so that, as thereafter delivered to the purchasers of such shares, the Registration Statement and/or the prospectus contained therein will not contain an untrue statement of a material fact of omit to state any material fact required to be stated therein or necessary to make the statement therein, in the light of the circumstances under which they were made, not misleading, and as promptly as practicable make available to Alliance any such supplement or amendment;

          (g) Covenant of Alliance and the Alliance Companies. Each of Alliance and the Alliance Companies agrees and covenants that, upon receipt of any notice from RESI of the happening of any event of the kind described in
     Section 6.6(f)(ii), Alliance will forthwith discontinue disposition under the Registration Statement of the RESI Common Stock registered thereunder until receipt of the copies of the supplemented or amended prospectus contemplated by Section 6.6(f)(ii), and, if so directed by RESI, Alliance will deliver RESI all copies, other than permanent file copies then in Alliance's possession of the most recent Resale Prospectus at the time of such notice.

     6.7 WRITTEN CONSENT/STOCKHOLDERS' MEETING. In the event that this Agreement and the transactions contemplated hereby have not been approved by the written consent of RESI stockholders pursuant to the

DGCL and its Certificate of Incorporation and Bylaws on or before September 1, 1996, RESI shall call and hold a special meeting of its stockholders (the "Stockholders' Meeting") as promptly as practicable thereafter for the purpose of voting upon the approval of this Agreement and the transactions contemplated hereby. RESI shall comply with all Requirements of Law applicable to such meeting. RESI shall use its best efforts to solicit from its stockholders proxies in favor of approval of this Agreement and the transactions contemplated hereby, and shall take all other action necessary or advisable to obtain the vote or consent of stockholders required by the DGCL to obtain such approvals, unless otherwise necessary due to the applicable fiduciary duties of the directors of RESI, as determined by such directors in good faith after consultation with, and based upon the advice of, independent legal counsel (who may be RESI's regularly engaged independent legal counsel) and financial advisors. In connection with the foregoing, RESI shall cooperate and consult with Alliance.

     6.8 HSR ACT AND OTHER ACTIONS. Each of the Parties shall (i) make promptly its respective filings, and thereafter make any other required submissions, under the HSR Act, with respect to the transactions contemplated hereby and (ii) use its reasonable best efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated herein, including, without limitation, using its reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to Contracts as are necessary for the consummation of the transactions contemplated hereby. The Parties also agree to use their best efforts to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the Parties to consummate the transactions contemplated hereby.

     6.9 ACCESS TO INFORMATION. From the date hereof to the Effective Time, each of the Parties shall, and shall cause its Subsidiaries and its and their directors, officers, employees, auditors, counsel and agents to, afford the other Parties and their employees, counsel and agents reasonable access at all reasonable times to its and their properties, offices and other facilities, to its and their officers and employees and to all books and records, and shall furnish such persons with all financial, operating and other data and information as may be reasonably requested. No information provided to, or obtained by, any Party hereto shall affect any representation or warranty in this Agreement although each Party agrees to give notice to the other Parties of any such information which would constitute a breach of their respective representations and warranties hereunder. Each of the Parties agrees to maintain the confidentiality of all such information which is non-public and agrees not to disclose such information to any person other than its representatives and advisors who agree to be bound by the terms of this Section 6.9 and to use information only for purposes or evaluating the Mergers and the other transactions contemplated hereby; provided, however, such restriction shall not apply to any information which (a) is in the public domain prior to the time of disclosure or thereafter enters the public domain through no actions on the part of such Party, (b) is obtained by a Party from a third party that is not known to that Party to be subject to a confidentiality agreement with respect to such information or (c) is disclosed by or on behalf of a Party in connection with any litigation regarding the transactions contemplated by this Agreement.

     6.10 NOTIFICATION OF CERTAIN MATTERS. RESI shall give prompt notice to Alliance and the Alliance Companies, and Alliance and the Alliance Companies shall give prompt notice to RESI, of the occurrence or non-occurrence of any event which would likely cause any representation or warranty contained herein to be untrue or inaccurate, or any covenant, condition or agreement contained herein not to be complied with or satisfied.

     6.11 TAX TREATMENT. Each of the Parties will use its reasonable best efforts to cause the Mergers to qualify as a reorganization under the provisions of Section 368(a) of the Code.

     6.12 PUBLIC ANNOUNCEMENTS. Prior to the Closing, none of the Parties shall make any public release of information regarding the matters contemplated herein except that (i) a joint press release in agreed form may be issued by the Parties after the execution of this Agreement and the Closing and (ii) the Parties may each continue such communications with employees, customers, suppliers, franchises, lenders, lessors, stockholders and the other particular groups as may be legally required or necessary or appropriate and not inconsistent with the best interest of the other Parties or the prompt consummation of the transactions contemplated by this Agreement.

     6.13 EXECUTIVE OFFICES. As promptly as practicable following the Closing, RESI shall cause its executive offices to be moved to Cleveland, Ohio.

     6.14 SECURITIES TRADING. Each of the Parties hereby agrees that between the date hereof and the Closing Date it will refrain, and will use its best efforts to cause its officers, directors, stockholders, affiliates, representatives and agents to refrain from any securities trading activities with respect to the RESI Common Stock.

     6.15 NON-COMPETITION. Other than through its ownership in RESI and as set forth on Schedule 4.28, Alliance agrees that until the later of (i) it owns less than 20% of RESI or (ii) Joseph E. LoConti, Edward F. Feighan or Craig L. Stout are no longer bound by the terms of their respective Employment/Non-Competition Agreements, it will not (i) engage, directly or indirectly, in the insurance or brokerage business or (ii) own, directly or indirectly, any interest in a partnership, corporation, joint venture, trust or other form of business entity, whether as a partner, shareholder, joint venturer, officer, director, consultant, finder, broker, employee, trustee or in any manner whatsoever, which engages in the insurance or brokerage business.

     Alliance further agrees that for a period of three years from the Effective Date, RESI shall have an option to acquire from Alliance the interest Alliance owns from time to time in those entities set forth on Schedule 4.28 for a purchase price equal to Alliance's cumulative investment in the respective entity plus 8% per annum.

     6.16 SCHEDULES. To the extent not delivered prior to the execution of this Agreement, each of the Parties agrees to deliver all schedules and exhibits contemplated by this Agreement, together with any other schedules that the other Party may reasonably request, within 30 days after the execution of this Agreement.

     6.17 REIMBURSEMENT OF CHAIRMAN'S COSTS AND EXPENSES. RESI agrees to reimburse Mr. DeGroote for all of his out-of-pocket costs and expenses related to, or arising from, the performance of his duties as Chairman of the Board of RESI including, without limitation, expenses associated with the maintenance of Mr. DeGroote's office in Bermuda.

     6.18 STOCK SPLIT. The Parties hereby acknowledge that the RESI Common Stock share amounts and the exercise prices under the Warrants set forth herein have been adjusted to give effect to the Stock Split. In the event the Stock Split is not effected on or before the Closing Date, the Parties agree that the RESI Common Stock share amounts and the exercise prices under the Warrants set forth herein, shall be readjusted as follows: (i) with the exception of the RESI Common Stock Share amounts relating to the number of authorized and outstanding shares of RESI Common Stock, all RESI Common Stock share amounts shall be divided by two and (ii) all exercises prices under the Warrants shall be multiplied by two.

     6.19 EMPLOYMENT/NON-COMPETITION AGREEMENT. Alliance agrees to cause certain key employees of Alliance, namely each of Joseph E. LoConti, Edward F. Feighan and Craig L. Stout, who will become employees of RESI or its Subsidiaries to execute and deliver to RESI Employment/Non-Competition Agreements in form and substance mutually acceptable to RESI and such employees (the "Employment/Non-Competition Agreements") prior to Closing.

                                  ARTICLE VII

                             CONDITIONS OF MERGERS

     7.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGERS. The respective obligations of each Party to effect the Mergers shall be subject to the fulfillment at or prior to the Effective Time of the following conditions any and all of which may be waived, in whole or in part, to the extent permitted by applicable law:

          (a) Stockholder Approval. This Agreement and the Mergers shall have been approved and adopted by the vote of the holders of a majority of the voting power of the shares of RESI Common Stock entitled to vote in accordance with the Certificate of Incorporation and Bylaws of RESI and the DGCL.

          (b) No Order. No Governmental Authority or other agency or commission or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction, or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Mergers or any transaction contemplated by this Agreement; provided, however, each of the Parties agree that it will use its best efforts to fulfill its obligations under Section 6.8 and, in addition, each of the Parties will use its reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

          (c) HSR Act. The waiting period (and any extension thereof) applicable to the consummation of the Mergers under the HSR Act shall have expired or been terminated.

          (e) Approvals. All approvals referenced in Sections 3.5 and 4.5 shall have been obtained and shall be in full force and effect, other than any such approval that, if not obtained, would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Surviving Corporations.

          (f) Authorized Share Increase. The stockholders of RESI shall have voted upon and approved, either at a meeting or by written consent in accordance with the DGCL and RESI's Certificate of Incorporation and Bylaws, an amendment to RESI's Certificate of Incorporation to increase in the number of authorized shares of RESI Common Stock from 20,000,000 to 200,000,000.

     7.2 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF RESI AND THE MERGER SUBS. The obligations of RESI and the Merger Subs to effect the Mergers are also subject to the following conditions, any and all of which may be waived, in whole or in part, to the extent permitted by applicable law.

          (a) Representations and Warranties. Each of the representations and warranties of Alliance and the Alliance Companies contained in this Agreement shall be true and correct in all material respects as of the Effective Time as though made on and as of the Effective Time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date.

          (b) Agreement and Covenants. Alliance and the Alliance Companies shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

          (c) Opinion of Counsel of Alliance and the Alliance Companies. Alliance and the Alliance Companies shall have delivered to RESI and the Merger Subs at the Closing the opinion of counsel of Alliance and the Alliance Companies, which opinion shall be dated as of the Closing Date and addressed to RESI and the Merger Subs. Such opinion shall be in form and substance reasonably satisfactory to RESI and the Merger Subs.

          (d) Certificate of Alliance and the Alliance Companies. Each of Alliance and the Alliance Companies shall have furnished to RESI and the Merger Subs a certificate dated as of the Closing Date signed by their respective Chief Executive Officer and Chief Financial Officer certifying
     (i) the matters set forth in Section 7.2(a) and 7.2(b) hereto, (ii) the resolutions of the board of directors of Alliance and each of the Alliance Companies approving this Agreement, the Mergers and the transactions contem-plated hereby and (iii) the incumbency of the officers of Alliance and each of the Alliance Companies executing this Agreement and other agreements, documents and instruments contemplated hereby.

          (e) Lock-Up Agreements. RESI shall have received a duly executed lock-up agreement in the form attached hereto as Exhibit 7.2(f).

          (f) Employment/Non-Competition Agreement. RESI shall have received duly executed Employment/Non-Competition Agreements as set forth in Section 6.19.

     7.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF ALLIANCE AND THE ALLIANCE COMPANIES. The obligation of Alliance and the Alliance Companies to effect the Mergers is also subject to the following conditions, any and all of which may be waived, in whole or in part, to the extent permitted by applicable law.

          (a) Representations and Warranties. Each of the representations and Warranties of RESI and the Merger Subs contained in this agreement shall be true and correct in all material respects as of the Effective Time as though made on and as of the Effective Time, except for those representation and warranties which address matters only as of a particular date shall remain true and correct as of such date.

          (b) Agreements and Covenants. RESI and the Merger Subs shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed on complied with by it on or prior to the Effective Time.

          (c) Opinion of Counsel of RESI and the Merger Subs. RESI and each of the Merger Subs shall have delivered to Alliance and the Alliance Companies at the Closing the opinion of counsel of RESI and the Merger Subs, which opinion shall be dated the Closing Date and addressed to Alliance and the Alliance Companies. Such opinion shall be in form and substance reasonably satisfactory to Alliance and the Alliance Companies.

          (d) Certificate of RESI and the Merger Subs. Each of RESI and the Merger Subs shall have furnished to Alliance and the Alliance Companies a certificate dated as of the Closing Date signed by their respective Chief Executive Officers and Chief Financial Officers certifying (i) the matters set forth in Sections 7.3(a) and 7.3(b) hereto, (ii) the resolutions of the board of directors of RESI and the Merger Subs approving this Agreement, the Mergers, and the Warrant Certificates, and the transactions contemplated hereby and thereby and (iii) the incumbency of the officers of RESI and the Merger Subs executing this Agreement and the Warrant Certificates, and other agreements, documents and instruments contemplated hereby and thereby.

          (e) Voting Agreement. Alliance shall have received a duly executed Voting Agreement in the form attached hereto as Exhibit 7.1(e).

          (f) MGD Holdings Ltd. and H. Wayne Huizenga Investment. Contemporaneously with the Closing of the transactions contemplated by this Agreement, the following transactions shall be closed: (i) the purchase of 2,000,000 shares of RESI Common Stock by MGD Holdings Ltd. from RESI, together with certain warrants to purchase up to 6,000,000 shares of RESI Common Stock pursuant to that certain Stock Purchase Agreement between RESI and MGD Holdings Ltd., attached hereto as Exhibit 7.3(f)(1) and (ii) the purchase of 2,000,000 shares of RESI Common Stock by H. Wayne Huizenga from RESI, together with certain warrants to purchase up to 6,000,000 shares of RESI Common Stock pursuant to that certain Stock Purchase Agreement between RESI and Mr. Huizenga, attached hereto as Exhibit 7.3(f)(2) (collectively, the "Purchase Agreements").

          (g) Registration Rights Agreement. Alliance shall have received from RESI a duly executed registration rights agreement with respect to the Shares and the Warrant Shares in form and substance mutually acceptable to RESI and Alliance.

                                  ARTICLE VIII

                                INDEMNIFICATION

     8.1 INDEMNIFICATION GENERALLY. RESI on the one hand, and Alliance, on the other hand (each an Indemnifying Party as defined below), shall indemnify the other as follows:

          (a) Alliance will defend, indemnify and hold RESI harmless in respect of the aggregate of all indemnifiable damages of RESI. For this purpose, "indemnifiable damages" of RESI means the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including related counsel fees and expenses) incurred or suffered by RESI resulting from (i) any inaccurate representation or warranty made by Alliance or the Alliance Companies, or pursuant to, this Agreement or (ii) any material default in the performance of any of the covenants or agreements made by Alliance or the Alliance Companies in this Agreement. Notwithstanding the foregoing, Alliance shall only be liable for indemnification to RESI under this
     Article IX to the extent the aggregate amount of the "indemnifiable damages" of RESI exceeds $500,000.

          (b) RESI will defend, indemnify and hold Alliance harmless in respect of all indemnifiable damages of Alliance. For this purpose, "indemnifiable damages" of Alliance means the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including related counsel fees and expenses) incurred or suffered by Alliance resulting from (i) from any inaccurate representation or warranty made by RESI or the Merger Subs in, or pursuant to, this Agreement; or (ii) any default in the performance of any of the covenants or agreements made by RESI or the Merger Subs in this Agreement.

     8.2 INDEMNIFICATION PROCEDURES. Each Person entitled to indemnification under this Section (an "Indemnified Party") shall give notice as promptly as reasonably practicable to each party required to provide indemnification under this Article VIII (an "Indemnifying Party") of any action commenced against or by it in respect of which indemnity may be sought hereunder, but failure to so notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability that it may have otherwise than on account of this Article VIII so long as such failure shall not have materially prejudiced the position of the Indemnifying Party. Upon such notification, the Indemnifying Party shall assume the defense of such action if it is a claim brought by a third party. If and after such assumption, the Indemnifying Party shall not be entitled to reimbursement of any expenses incurred by it in connection with such action except as described below. In any such action, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the contrary or
(ii) the named parties in any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing or conflicting interests between them. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld or delayed by such Indemnifying Party), but if settled with such consent or if there be final judgment for the plaintiff, the Indemnifying Party shall indemnify the Indemnified Party from and against any loss, damage or liability by reason of such settlement or judgment.

     8.3 SURVIVAL. The indemnification obligations of RESI and Alliance set forth in this Article VIII shall survive through the period beginning on the Closing Date and ending on April 1, 1998.

                                   ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

     9.1 TERMINATION. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, as follows:

          (a) by written agreement of the Parties;

          (b) by RESI or Alliance if the transactions contemplated by this Agreement have not been consummated on or before September 30, 1996; provided, however, that the right to terminate this Agreement shall not be available to a Party whose failure to fulfill any obligation under this Agreement has been the cause, or resulted in, the failure of the Effective Time to occur on or before such date;

          (c) by RESI, upon a breach of any representation, warranty, covenant or agreement on the part of Alliance or the Alliance Companies set forth in this Agreement, or if any representation or warranty of Alliance or the Alliance Companies shall have become untrue, in either case such that the conditions set forth in Section 7.2 would not be satisfied and would have a Material Adverse Effect on RESI (a "Terminating Alliance Breach"); provided, however, that if such Terminating Alliance Breach is cured by Alliance or the Alliance Companies, as the case may be, within 60 calendar days after notice thereof through the continuous exercise of its best efforts, then RESI may not terminate this Agreement under this Section 9.1(c); or

          (d) by Alliance, upon a breach of any representation, warranty, covenant or agreement on the part of RESI or the Merger Subs set forth in this Agreement, or if any representation or warranty of RESI or the Merger Subs shall have become untrue, in either case such that the conditions set forth in Section 7.3 would not be satisfied and would have a Material Adverse Effect on Alliance (a "Terminating RESI Breach"); provided, however, that if such Terminating RESI Breach is cured by RESI or the Merger Subs as the case may be, within 60 calendar days after notice thereof through the continuous exercise of its best efforts then, Alliance may not terminate this Agreement under this Section 9.1(d).

     9.2 EFFECT OF TERMINATION.

          (a) If this Agreement is validly terminated pursuant to Section 9.1 hereof, this Agreement will terminate and no Party hereto will have any liability to the other Parties hereto except that any such termination shall be without prejudice to any claim which either Party may have against the other for breach of this Agreement (or any representations, warranty, covenant, or agreement included herein).

          (b) All reasonable out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby by a nonbreaching Party who terminates this Agreement pursuant to Section 9.1 hereof will be reimbursed promptly by the breaching Party.

                                   ARTICLE X

                               GENERAL PROVISIONS

     10.1 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage prepaid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such Party shall designate in writing to the other Party):

     (a)  if to RESI or the Merger Subs to:

        Republic Environmental Systems, Inc.
        16 Sentry Park West
        1787 Sentry Parkway West, Suite 400
        Blue Bell, Pennsylvania 19422
        Attn: Douglas R. Gowland
        Telecopy: (215) 283-4809

        with a copy to:

        Akin, Gump, Strauss, Hauer & Feld, LLP
        1900 Pennzoil Place -- South Tower
        711 Louisiana Street
        Houston, Texas 77002
        Attn: Rick L. Burdick, Esq.
        Telecopy: (713) 236-0822

        MGD Holdings Ltd.
        Victoria Hall
        11 Victoria Street
        P.O. Box HM 1065
        Hamilton HM EX Bermuda
        Attn: Michael G. DeGroote
        Telecopy: (441) 292-9485

     (b)  if to Alliance or the Alliance Companies to:

        10055 Sweet Valley Drive
        Valley View, Ohio 44125
        Attn: Joseph E. LoConti
        Telecopy: (216) 447-9137

        with a copy to:

        Anne L. Meyers & Associates Co., L.P.A.
        2 Summit Park Drive, Suite 150
        Independence, Ohio 44131-2553
        Attn: Anne L. Meyers, Esq.
        Telecopy: (216) 520-4350

     10.2 SURVIVAL. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each Party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other Parties contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the Parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement.

     10.3 REMEDIES.

          (a) Each Party acknowledges that the other Parties would not have an adequate remedy at law for money damages in the event that any of the covenants or agreements in this Agreement of such Party was not performed in accordance with its terms, and it is therefore agreed that each Party in addition to and without limiting any other remedy or right any Party may have, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach and enforcing specifically the terms and provisions hereof, and each Party hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief.

          (b) All rights, powers and remedies under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by any Party.

     10.4 ENTIRE AGREEMENT. This Agreement (including the exhibits and schedules attached hereto) and other documents delivered at the Closing pursuant hereto, contain the entire understanding of the Parties in respect of this Agreement's subject matter and supersede all prior agreements and understandings between or among the Parties with respect to such subject matter. The exhibits and schedules constitute a part hereof as though set forth in full above.

     10.5 EXPENSES. Except as otherwise provided herein, the Parties shall pay their own fees, costs, and expenses incurred in connection with this Agreement and all investigations and proceedings in connection therewith, including without limitation, fees and expenses of their respective counsel, accountants and investment advisors; provided, however, it is agreed that RESI shall bear all filing fees, costs and expenses in connection with obtaining any consents or approvals under the HSR Act and the Alliance Companies and the Alliance Companies' Subsidiaries shall pay up to $150,000 of fees, costs and expenses incurred by Alliance in connection with this Agreement.

     10.6 AMENDMENT; WAIVER. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all of the Parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provisions, nor shall any waiver be implied from any course of dealing between the Parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the Parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

     10.7 BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the Parties and their respective successors and legal assigns. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by any Party without the prior written consent of the other Party.

     10.8 COUNTERPARTS. This Agreement be executed in any number of counterparts, each of which shall be an original but all of which tougher shall constitute one and the same instrument.

     10.9 HEADINGS. The headings contained in this Agreement are for convenience of reference only and are not to be given any legal effect and shall not affect the meaning or interpretation of this Agreement.

     10.10 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED FOR ALL PURPOSES BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED THEREIN.

     10.11 SEVERABILITY. The Parties stipulate that the terms and provisions of this Agreement are fair and reasonable as of the date of this Agreement. However, if any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Moreover, if any of such provisions shall for any reason be determined by a court of competent jurisdiction to be unenforceable because it is deemed to be excessively broad or vague as to duration, geographical scope, activity or subject, such provision shall be construed by limiting, reducing or defining it, so as to be unenforceable.

           [The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF the Parties hereto have caused this Agreement to be duly executed and delivered this 10th day of June, 1996.

                                   REPUBLIC ENVIRONMENTAL SYSTEMS, INC.

                                   By:    /s/  MICHAEL G. DEGROOTE
                                      -----------------------------------------
                                   Name: Michael G. DeGroote
                                   Title: President and Chief Executive Officer


                                   REPUBLIC/CSC ACQUISITION CORPORATION

                                   By:    /s/  DOUGLAS R. GOWLAND
                                      -----------------------------------------
                                   Name: Douglas R. Gowland
                                   Title: President

                                   REPUBLIC/CSU ACQUISITION CORPORATION

                                   By:    /s/  DOUGLAS R. GOWLAND
                                      -----------------------------------------
                                   Name: Douglas R. Gowland
                                   Title: President

                                   ALLIANCE HOLDING CORPORATION

                                   By:    /s/  JOSEPH E. LoCONTI
                                      -----------------------------------------
                                   Name: Joseph E. LoConti
                                   Title: President

                                   CENTURY SURETY COMPANY

                                   By:    /s/  CRAIG L. STOUT
                                      -----------------------------------------
                                   Name: Craig L. Stout
                                   Title: Vice President

                                   COMMERCIAL SURETY AGENCY, INC.

                                   By:    /s/  DANIEL J. NEEDHAM
                                      -----------------------------------------
                                   Name: Daniel J. Needham
                                   Title: President